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                                                                   Exhibit 10.32

   SalomonSmithBarney
A member of citigroup

    February 24, 2003

    American Financial Realty Trust
    1725 The Fairway
    Jenkintown, PA 19046

    Attention:   Nicholas S. Schorsch
                 President and Chief Executive Officer

    Ladies and Gentlemen:

    Salomon Smith Barney Inc. ("Salomon Smith Barney") is pleased to confirm our appointment by American Financial Realty Trust ("AFRT" or the "Company") to serve as a structuring and corporate advisor to AFRT with respect to its anticipated initial public offering or private placement (the "Offering").

    1. In connection with its engagement hereunder, Salomon Smith Barney shall:

         a) review the business and operations of the Company and its historical and projected financial condition;

         b) provide strategic advice with respect to capital raising, including advice, in cooperation with the Co-Book-runners (as defined below), in connection with the preparation of an offering memorandum (the "Memorandum") and other related documentation (together with the Memorandum, the "Offering Materials") describing the Company and the terms of the Offering;

         c) advise the Company with respect to the strategy to be formulated by the Company and the Co-Book-runners for marketing the common shares in the Offering;

         d) advise the Company with respect to its financial structuring and corporate strategy;

         e) provide such other investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and Salomon Smith Barney;

         f) agree, if requested by the Company, to be named in a mutually agreeable place within any prospectus or offering memorandum used in the Offering as a financial advisor to the Company;

         g) SSB and Citicorp North America, Inc. (collectively "Citi/SSB") agree to use good faith efforts to arrange a Senior Secured Credit Facility (the "Facility") of at least $150 million, on a best efforts basis, and to provide a commitment for up to $40 million of the Facility. The foregoing is not a commitment and any

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         commitment would be subject to (i) Citi/SSB's satisfaction with the results of its due diligence, and (ii) final credit approval by Citi/SSB for its financing under the Facility.

2.   Notwithstanding anything to the contrary contained herein,

     a) Salomon Smith Barney acknowledges that the Company has engaged Friedman, Billings, Ramsey & Co., Inc. ("FBR") and Banc of America Securities LLC ("BAS" and, together with FBR, the "Co-Book-runners") as the co-lead, exclusive co-book-running managers of the Offering, and under this engagement the Co-Book-runners have agreed (i) to jointly arrange for a road show presentation to prospective investors and participating underwriters' salespeople, (ii) to select co-managers with the participation of the Company, (iii) to determine the members of the underwriting syndicate (including economic fee splits between such members) and the allocation of the underwritten securities among them for resale to the public, and (iv) in the case of FBR, to have sole responsibility for stabilization of the common shares in the Offering. The Company expects that the Co-Book-runners' duties will include, but are not limited to, (a) advising the Company with respect to the preparation and drafting of the registration statement and the prospectus contained therein relating to the Offering, (b) the actual marketing of the Company's common shares in the Offering, including without limitation organizing, scheduling, arranging and preparing materials relating to a road show, (c) taking orders and allocating shares to fill orders in the Offering, (d) settling the Offering and
         (e) undertaking such other duties and responsibilities as are customarily undertaken by the book-running managing underwriters in an initial public offering of securities.

     b) Salomon Smith Barney agrees that, in connection with SSB's advisory services hereunder, it will not contact any accounts for the purpose of marketing or distributing the Company's common shares in the Offering, and it will not be present on or otherwise participate in any manner whatsoever, directly or indirectly, in, or otherwise advise the Company with respect to, any discussions or negotiations between the Company and the Co-Book-runners regarding proposed modifications to the underwriting agreement between the Company and the underwriters in the Offering.

3. As compensation for Salomon Smith Barney's services hereunder, the Company hereby agrees to pay Salomon Smith Barney an advising fee (the "Advising Fee") of (a) $1,500,000, if the gross proceeds, excluding piggybacks and underwriter discounts, from the Offering are less than $500,000,000 or (b) $2,000,000, if the gross proceeds, excluding piggybacks and underwriter discounts, from the Offering equal or exceed $500,000,000, payable in cash as follows:

     a) $1,000,000 payable upon SSB entering into a commitment agreement to establish the Facility on terms acceptable to the Company;

     b) the balance of the Advising Fee shall be paid upon consummation of the Offering.

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          Notwithstanding anything contained herein to the contrary, in the event that Salomon Smith Barney participates in the Offering as an underwriter, this Advising Fee Agreement will be terminated and the Company and Salomon Smith Barney will execute a separate underwriting agreement under new terms and conditions.

     4. Whether or not the Offering is consummated, the Company agrees to reimburse Salomon Smith Barney, upon request, for all its reasonable out-of-pocket expenses incurred in connection herewith (including, without limitation, fees and expenses of its legal counsel and any expenses relating to due diligence investigations, if applicable) up to a maximum amount of $25,000 in the aggregate; provided, however, that any individual expense in excess of $5,000 must be approved in writing by the Company or else the Company shall not provide reimbursement for the amount in excess of $5,000.

     5. Salomon Smith Barney's engagement hereunder will commence on the date hereof and will continue until the earliest of the consummation of the Offering, the termination of the Offering and nine months after the date hereof, unless: (i) Citi/SSB has extended credit to the Company, then the engagement shall continue until the Offering is consummated or the maturity of the Facility or (ii) extended or terminated by mutual written consent; provided, however, that no such expiration or termination shall affect the indemnification, contribution and confidentiality obligations of the Company, the right of Salomon Smith Barney to receive any fees payable hereunder or fees that have accrued prior to such termination.

     6. The Company and Salomon Smith Barney have entered into a separate letter agreement, dated the date hereof, providing for the indemnification of Salomon Smith Barney in connection with Salomon Smith Barney's engagement hereunder, the terms of which are incorporated into this agreement in their entirety.

     7. The Company recognizes and confirms that Salomon Smith Barney in acting pursuant to this engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company and that Salomon Smith Barney does not assume responsibility for and may rely, without independent verification on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to Salomon Smith Barney all necessary or appropriate information for use in its engagement and hereby warrants that any information relating to the Company or the Offering that is furnished to SSB by or on the behalf of the Company will be true and correct in all material respects and not misleading. The Company agrees that any information or advice rendered by Salomon Smith Barney or any of or representatives in connection with this engagement is for the confidential use of the Company only in its evaluation of the Offering and the Company will not, and will not permit any third party to, use it for any other purpose or disclose or otherwise refer to such advice or information, or to Salomon Smith Barney, in any manner without our prior written consent.

     8. The Company should be aware that Salomon Smith Barney and/or its affiliates may be providing or in the future provide financial or other services to other parties with conflicting interests. However, consistent with our long-standing policy to hold in confidence the affairs of our customers, we will not use confidential information obtained from the Company except in connection with our services to, and relationship with, the

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              Company, nor will we use on the Company's behalf any confidential information obtained from any other customer. The Company hereby consents to Salomon Smith Barney's future communications with BAS and FBR with respect to Offering. The Company hereby agrees that Salomon Smith Barney and/or an affiliate thereof, including, without limitation, Citigroup Inc., will have the right to purchase the Company's securities for its own account and that any such purchase will not constitute a conflict of interest for purposes of Salomon Smith Barney's engagement hereunder.

         9. Salomon Smith Barney may, at our own expense, place announcements or advertisements in financial newspapers and journals describing our services hereunder, provided that all announcements, advertisements, etc. are first approved by the Company and counsel of the Company. The Company shall have the right to have any such announcements or advertisements relating to the Offering reviewed by FBR and BAS.

         10. This agreement is governed by the laws of the State of New York, U.S.A. without regard to conflicts of law principles. The Company and Salomon Smith Barney agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by Salomon Smith Barney hereunder. With respect to all matters relating to this agreement, the Company hereby irrevocably (a) submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the State of New York, County of New York, U.S.A.; (b) agrees that all claims related hereto may be heard and determined in such courts;
              (c) waives the defense of an inconvenient forum; (d) agrees that a final judgment of such courts shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law; and (e) waives any immunity (sovereign or otherwise) from jurisdiction or any court or from any legal process that it or its properties or assets has or may acquire.

         11. The Company acknowledges that Salomon Smith Barney is acting as an independent contractor in connection with its engagement hereunder and not in any other capacity including as a fiduciary. Salomon Smith Barney may render the services hereunder through any of its affiliates as it deems appropriate. Neither this engagement nor the delivery of any advice in connection with this engagement is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against Salomon Smith Barney or our affiliates or their respective directors, officers, agents and employees.

         12. Salomon Smith Barney acknowledges that its engagement and fees hereunder are required to be disclosed in the prospectus for any public Offering under Item 508(e) of Regulation S-K of the Securities Act of 1933, as amended, and in the application of the managing underwriters in any public Offering to the National Association of Securities Dealers, Inc. (the "NASD") under Rule 2710 of the NASD's Conduct Rules.

         13. This agreement contains the entire agreement between us and supersedes all prior understandings, whether written or oral. This agreement may be executed in counterparts. This agreement may not be amended except in writing signed by all parties hereto.

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We look forward to working with you on this important transaction. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

Very truly yours,

SALOMON SMITH BARNEY INC.

By /s/ Paul Ingrassia
  --------------------------------------
       Paul Ingrassia
       Managing Director
       Real Estate & Lodging Group

Accepted and agreed to as of the date set forth above:

AMERICAN FINANCIAL REALTY TRUST

By /s/ Sonya A. Hoffman
  --------------------------------------
       Sonya A. Hoffman
       Senior Vice President

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February 24, 2003

SALOMON SMITH BARNEY INC.
388 GREENWICH STREET
NEW YORK, NEW YORK 10013

Ladies and Gentlemen:

        In connection with the engagement by letter agreement of even date of Salomon Smith Barney Inc. ("SSB") to assist us with the Offering, including modifications of future additions to such engagement and related activities prior to the date of this agreement (the "engagement"), we agree that we will indemnify and hold harmless you and your affiliates and their respective directors, officers, agents and employees and each other person controlling you or any of your affiliates (collectively, the "indemnified parties"), to the full extent lawful, from and against any losses, expenses, claims or proceedings (collectively, "losses") (i) related to or arising out of (A) oral or written information provided by us, our employees or our other agents, which information either we or you provide to any actual or potential buyers, sellers, investors or offerees, or (B) any other action or failure to act by us, our directors, officers, agents or employees or by you or any indemnified party at our request or with our consent, or (ii) otherwise related to or arising out of the engagement or any transaction or conduct in connection therewith, except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

        In the event that the foregoing indemnity is unavailable to any indemnified party for any reason, we agree to contribute to any losses related to or arising out of the engagement or any transaction or conduct in connection therewith as follows. With respect to such losses referred to in clause (i) of the preceding paragraph, each of us shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by you, on the one hand, and by us and our security holders, on the other hand, from the actual or proposed transaction arising in connection with the engagement. With respect to any other losses, and for losses referred to in clause (i) of the preceding paragraph if the allocation provided by the immediately preceding sentence is unavailable for any reason, each of us shall contribute in such proportion as is appropriate to reflect not only the relative benefits as set forth above, but also the relative fault of each of us in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by us and our security holders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, issuable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by you shall be deemed to be equal to the compensation paid by us to you in connection with the engagement (exclusive of amounts paid for reimbursement of expenses or paid under this agreement). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents), on the one hand, or by you, on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above, in no event shall you be responsible for any amounts in excess of the amount of the compensation actually paid by us to you in connection with the engagement (exclusive of amounts paid for reimbursement of expenses or paid under this agreement).

        We agree that we will not, without prior written consent of SSB, settle any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transactions or other conduct in connection therewith (whether or not you or any indemnified party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing you and each other indemnified party from, and holding all such persons harmless against, all liability in respect of claims by

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any releasing party related to or arising out of the engagement or any transactions or conduct in connection therewith. We will also promptly reimburse each indemnified party for all expenses (including counsel fees and expenses) as they are incurred by such indemnified party in connection with investigating, preparing for, defending, or providing evidence in, any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transaction or other conduct in connection therewith or otherwise in respect of which indemnification or contribution may be sought hereunder (whether or not you or any indemnified party is a party to such claim or proceeding) or in enforcing this agreement.

     We further agree that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us or any of our affiliates, creditors or security holders for or in connection with the engagement or any actual or proposed transactions or other conduct in connection therewith except for losses incurred by us that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

     The foregoing agreement is in addition to any rights you may have at common law or otherwise and shall be binding on and inure to the benefit of any successors, assigns, and personal representatives of us and each indemnified party. This agreement is governed by the laws of the State of New York, without regard to such state's rules concerning conflicts of laws. Solely for purposes of enforcing this agreement, we hereby consent to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this agreement is brought against you. Any right to trial by jury with respect to any claim or proceeding related to or arising out of the engagement, or any transaction or conduct in connection therewith or this agreement is waived. This agreement shall remain in full force and effect notwithstanding the completion or termination of the engagement.

                                        Very truly yours,

                                        AMERICAN FINANCIAL REALTY TRUST




                                        By:  /s/ Sonya A. Huffman
                                             -------------------------------
                                                 Sonya A. Huffman
                                                 Senior Vice President


Agreed:

SALOMON SMITH BARNEY INC.



By:  /s/ Paul Ingrassia
     ---------------------------------
         Paul Ingrassia
         Managing Director
         Real Estate & Lodging Group